SUPPLY AGREEMENT

      BY THIS SUPPLY AGREEMENT (this "Agreement"), executed and entered into in the City of Sao Paulo, Sao Paulo, Brazil, on this twentieth day of June, 2000

1. XTAL FIBRAS OPTICAS S.A., a corporation duly organized and validly existing under the laws of the Federal Republic of Brazil, with head offices in the City of Uberlandia, State of Minas Gerais, at Avenida Alexandrino Garcia, 2689, Distrito Industrial, enrolled before the National Registry of Legal Entities of the Ministry of Finance ("CNPJ/MF") under No. 71.340.707/0001-95, herein represented by its duly authorized representative (hereinafter referred to as the "Xtal");



and, on the other side,



2. ALGAR S.A. - EMPREENDIMENTOS E PARTICIPACOES, a company duly organized and validly existing under the laws of the Federal Republic of Brazil, with head offices in the City of Uberlandia, State of Minas Gerais, at Avenida Alexandrino Garcia, 2689, Distrito Industrial, enrolled before the National Registry of Legal Entities of the Ministry of Finance ("CNPJ/MF") under No.17.835.026/0001-52, herein represented by its duly authorized representative (hereinafter referred to as "Algar"); and



and, as Intervening Party



3. FIBERCORE, INC., a company duly organized and validly existing under the laws of state of Nevada, United States of America, with head offices at 253, Worcester Road, Charlton, MA ("FCI"), herein duly represented by its authorized representative, or any other company or individual to be designated by it (FCI and/or whichever entity so designated by FCI, hereinafter referred to as the "Intervening Party");



(Xtal, Algar and FCI, are hereinafter referred to, individually, as a "Party", and collectively, as the "Parties")



WHEREAS, Xtal is a company engaged in the manufacturing and production of optical fiber;

WHEREAS, Algar directly and/or through its subsidiaries, (collectively referred as the "Algar Group") uses optical cable for several purposes;

WHEREAS, Algar is willing to buy and cause to be bought, from Xtal 50% (fifty percent) of the optical fiber requirements of the Algar Group at prevailing market prices;

WHEREAS, the Parties intend to legally formalize all the terms and conditions which shall apply to the transaction described in the foregoing recitals;

WHEREAS, Xtal is willing to sell optical fiber to Algar and to whom Algar may designate, under the terms of this Agreement;

NOW, THEREFORE, in view of the mutual promises, covenants and agreements contained herein, and intending to be legally bound, the Parties have agreed to execute this Agreement, pursuant to the following terms and conditions:

1. SCOPE. The supply of "multimodo 62,5/125" and/or single-mode optical fiber (the "Products") as described below by Xtal to Algar

      1.1 Algar hereby expressly agrees to buy and/or to cause to be bought by a third party designated by Algar, Products from Xtal in an annual volume equivalent to at least 50% (fifty percent) of the annual volume of the Products required by the Algar Group to manufacture the annual volume of optical cable required by the Algar Group during the term of this Agreement.

      A. The estimated annual volume of Products for the manufacturing of Algar Group's optical cable requirement is: (i) 59.400km (fifty nine thousand and four hundred kilometers) for the period of June 2000/2001 and (ii) 43.200km (forty three thousand and two hundred kilometers) for the period of July 2001/2003.These are only estimates and are not to be construed as a commitment to purchase such volume. Algar is only committed to purchase or cause to be purchased 50% of Algar's Group actual yearly requirement.

      1.2. Algar shall provide to Xtal, as required, any accounting information that may confirm that the 50% (fifty percent) optical requirements of Algar Group is being purchased from Xtal. In addition, Algar hereby expressly authorizes Xtal to have an audit company examining the accounting books of Algar Group's companies that buy the Products.

2.    PRICE AND CONDITIONS

      2.1 Algar shall pay and/or a cause to be paid by a third party designated by Algar, to Xtal the market price for the Products, prevailing from time to time on the terms and conditions which are consistent with the market prices in Brazil.

3.    WARRANTIES AND ALLOCATION OF LIABILITY

      3.1. WARRANTY. Xtal warrants that the Product shall comply with Algar's standard specifications for the Product and shall otherwise be free from defects in design, materials and workmanship for a period of 6
            (six) months from the date of delivery to Algar.

      3.2. REMEDIES. If any Product breaches any of the warranties set forth above during the warranty term, Xtal shall replace the Product with a new Product that conforms to its standard specifications and is free from defects in design, materials and workmanship at no additional cost to Algar , delivered to the same destination as that of the original shipment.

4.    TERM AND TERMINATION

      4.1. PERIOD OF AGREEMENT. This Agreement shall commence upon the date set forth above and shall remain in effect for a period of 3 (three) years.

      4.2. TERMINATION. This is a non-cancelable agreement and any party that breaches any material term of this Agreement shall have the right to cure its breach within 45 days following written notice thereof, specifying in detail the nature of the breach and the steps that must be taken to cure the breach.

      4.3. EFFECT OF TERMINATION. Termination of this Agreement shall not terminate the rights or obligations of either party with respect to the supplying orders that are outstanding on the effective date of termination, and payment of products supplied or to be supplied.

5.    MISCELLANEOUS PROVISIONS

      5.1. WAIVER. No failure or delay by either party in enforcing any of its rights under this Agreement shall be construed as a waiver of the right to subsequently enforce any of its rights, whether relating to the same or a subsequent matter.

      5.2. NOTICES. All notices and other communications required or permitted under this Agreement shall be in writing and shall be deemed given when delivered by hand or by a reputable national over-night courier service or by facsimile transmission or three business days after mailing when mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties in the manner provided below:

            Any party may change the address to which notice is to be given by notice given in the manner set forth above.

      5.3. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any party hereto without the prior written consent of the other party. 5.4. GOVERNING LAW. The execution, interpretation and performance of this Agreement shall be governed by the laws of the State of Sao Paulo.

      5.5. SEVERABILITY. The invalidity of any portion of this Agreement shall not invalidate any other portion of this Agreement and, except for such invalid portion, this Agreement shall remain in full force and effect.

      5.6. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding of the parties with respect of the subject matter of this Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to the transactions contemplated hereby. This Agreement may be amended, modified or supplemented only by written agreement of all of the parties hereto.

      IN WITNESS WHEREOF, the Parties have executed this Agreement in FIVE (5) counterparts of same tenor and content, on the date and in the place herein before stated, in the presence of the two undersigned witnesses.




                              ----------------------------------------
                              FIBERCORE, INC.
                              By:    Mohd A Aslami
                              Title: President Chief Executive Officer




                              ----------------------------------------
                              ALGAR S.A. - EMPREENDIMENTOS E
                              PARTICIPACOES
                              BY:    Jose Mauro Leal Costa
                              TITLE: Chief Executive Officer
                              BY:    Nelson Cascelli Reis
                              TITLE: Attorney-in-fact




                              ----------------------------------------
                              XTAL FIBRAS OPTICAS S.A.
                              BY:    Jose Mauro Leal Costa
                              TITLE: President
                              BY:    Antonio Carlos Campos
                              TITLE: Managing Director

WITNESSES:



1. ___________________________________
   Name: Giseli Aparecida Perez Araujo
   RG: 16.978.964
   CPF: 074.393.068-13



2. ___________________________________
   Name: Eliane Barbosa Mari
   RG: 8.690.203
   CPF: 762.429.948-87